Exhibit 99.8 Unaudited Pro Forma Condensed Combined Financial Information On December 7, 2018, EnerSys (“we” and “the Company”) completed the acquisition of all of the issued and outstanding common stock of ATS and ATL, resulting in ATS and ATL becoming wholly-owned subsidiaries of the Company (the “Share Purchase”). Additionally, the Company acquired substantially all of the assets of ATI and certain assets of AAII and other affiliates of ATS and ATL, in each case in accordance with the terms and conditions of the Restructuring Agreements (the “Asset Acquisition” and together with the Share Purchase, the “Transaction”). Based in Bellingham, Washington, Alpha is a global industry leader in the comprehensive commercial-grade energy solutions for broadband, telecom, renewable, industrial and traffic customers around the world. The aggregate purchase consideration for the acquisition was $750,000,000 of which $650,000,000 was paid in cash and the balance was settled by issuing 1,177,630 shares of EnerSys common stock. These shares were issued out of the Company's treasury stock and were valued at $84.92 per share, which was based on the thirty-day volume weighted average stock price of the Company’s common stock at closing. The fair value of the 1,177,630 shares had an approximate closing date fair value of $100,000,000. The Company funded the cash portion of the acquisition with borrowings from the Company’s amended 2017 Credit Facility. Capitalized terms not defined herein have the meanings set forth in the Current Report on Form 8-K filed by EnerSys on December 10, 2018, as amended February 22, 2019. The Company completed the Transaction pursuant to the previously disclosed Share Purchase Agreement, dated as of October 29, 2018 (the “Agreement”), by and among the Company, AlphaTec Ltd., the sole shareholder of ATS; Alpha Innovations Ltd., Radiant Energy Systems Ltd. and AlphaTec Ltd., the shareholders of ATL; and Fortis Advisors LLC, as seller representative. The Company and the Alpha Group have different fiscal year ends. We did not recast the Alpha Group’s fiscal year ends because they differ by 93 days or less than the Company’s year-end. The unaudited condensed combined pro forma balance sheet as of September 30, 2018 is based on EnerSys’ consolidated balance sheet and the balance sheet of the Alpha Group as of September 30, 2018. The unaudited condensed combined pro forma balance sheet gives effect to the Transaction as if it had occurred on September 30, 2018, and includes all adjustments that give effect to events that are directly attributable to the Transaction and are factually supportable. The unaudited pro forma condensed combined statements of income for the six months ended September 30, 2018 and the year ended March 31, 2018 give effect to the Transaction as if it had occurred on April 1, 2017 and include all adjustments that give effect to events that are directly attributable to the Transaction, are expected to have a continuing impact, and are factually supportable. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations and financial position that EnerSys would have reported had the Transaction been completed as of the date set forth in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements reflect certain adjustments that are directly attributable to the Transaction and factually supportable and are based on management’s estimates of the fair values of tangible and intangible assets acquired. The Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements should be read in conjunction with: • EnerSys’ historical consolidated financial statements and notes thereto contained in EnerSys’ Annual Report on Form 10-K for the year ended March 31, 2018; • EnerSys’ Quarterly Reports on Form 10-Q for the six months ended September 30, 2018, and the nine months ended December 30, 2018; • The historic audited financial statements of ATS for the year ended December 31, 2017 and 2016 included herein as Exhibit 99.2, and AAII and ATL as of and for the year ended December 31, 2017 as Exhibit 99.4 and Exhibit 99.6, and • The historic unaudited financial statements of ATS, AAII, and ATL for the nine months ended September 30, 2018 and 2017 included herein as Exhibit 99.3, Exhibit 99.5, and Exhibit 99.7.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2018
(amounts in thousands)

	EnerSys 9/30/2018 historical	Combined Alpha Group	Eliminations	Pro Forma Adjustments	Pro forma combined
ASSETS					
Current Assets:					
Cash and cash equivalents	$ 545,183	$ -		(213,111) 4(c)	$ 332,072
Accounts receivable, net of allowance for doubtful accounts: September 30, 2018 $9,913	519,542	$ 127,941	$ (4,355) 4(a)	-	$ 643,128
Inventories, net	396,404	$ 67,511	$ (2,376) 4(b)	16,244 4(d)	$ 477,783
Prepaid and other current assets	81,823	$ 13,430	$ -	-	$ 95,253
Total current assets	$ 1,542,952	$ 208,882	$ (6,731)	$ (196,867)	$ 1,548,236
Property, plant, and equipment,net	$ 398,173	$ 15,915	$ -	4,722 4(e)	$ 418,810
Goodwill	$ 339,441	$ 8,594	$ -	341,710 4(f)	$ 689,745
Other intangible assets, net	$ 141,229	$ 1,612	$ -	317,822 4(g)	$ 460,663
Deferred taxes	43,184	$ -	$ -	-	$ 43,184
Other assets	13,602	$ 542	$ -	-	$ 14,144
Total assets	$ 2,478,581	$ 235,545	$ (6,731)	$ 467,387	$ 3,174,782
LIABILITIES AND STOCKHOLDERS' EQUITY					
Current Liabilities:				-	
Short-term debt	14,071	$ -	$ -	-	$ 14,071
Accounts payable	249,934	$ 49,463	$ (4,355) 4(a)	(2,168) 4(h)	$ 292,874
Accrued expenses	189,834	$ 54,866	$ -	6,000 4(i)	$ 250,700
Total current liabilities	$ 453,839	$ 104,329	$ (4,355)	$ 3,832	$ 557,645
Long-term debt, net of unamortized debt issuance costs	599,662	$ -	$ -	449,249 4(j)	$ 1,048,911
Deferred taxes	34,427	$ -	$ -	61,714 4(k)	$ 96,141
Other liabilities	187,851	$ -	$ -		$ 187,851
Total liabilities	$ 1,275,779	$ 104,329	$ (4,355)	$ 514,795	$ 1,890,548
Commitments and contingencies					
Equity:					
Common Stock,	548	$ (13,657)	$ -	14,657 4(l), 4(m)	$ 1,548
Additional paid-in capital	491,472	$ 1,143	$ -	97,857 4(l), 4(m)	$ 590,472
Treasury stock,	(560,991)	$ -	$ -	(6,000) 4(i)	$ (566,991)
Retained earnings	1,398,758	$ 151,306	$ (2,376) 4(b)	(161,498) 4(n)	$ 1,386,190
Accumulated other comprehensive loss	(131,882)	$ (7,576)	$ -	7,576 4(l)	$ (131,882)
Total EnerSys stockholders' equity	$ 1,197,905	$ 131,216	$ (2,376)	$ (47,408)	$ 1,279,337
Nonredeemable noncontrolling interests	$ 4,897	$ -	$ -	-	$ 4,897
Total Equity	$ 1,202,802	$ 131,216	$ (2,376)	$ (47,408)	$ 1,284,234
Total liabilities and equity	$ 2,478,581	$ 235,545	$ (6,731)	$ 467,387	$ 3,174,782

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Month Period Ended September 30, 2018

(amounts in thousands, except per share data)

	EnerSys six month period ended 9/30/2018 historical	Combined Alpha Group six month period ended 9/30/2018	Eliminations		Pro Forma Adjustments		Pro Forma Combined	
Net sales	$ 1,331,392	$ 350,778	(28,232)	5(a)	-		$ 1,653,938	
Cost of goods sold	1,004,652	$ 211,085	(27,927)	5(a)	-		1,187,810	
Inventory adjustment relating to exit activities	526	$ -	-		-		526	
Gross Profit	326,214	139,693	(305)		-		465,602	
Operating expenses	195,818	$ 95,078	-		2,397	5(b)	293,293	
Restructuring charges	2,860	$ -	-		-		2,860	
Operating earnings	$ 127,536	$ 44,615	$ (305)		(2,397)		$ 169,449	
Interest expenses, net	12,929	$ 2,021	-		9,779	5(c)	24,729	
Other (income) expense, net	(997)	$ 2,133	-		(173)	5(d)	963	
Earnings before income taxes	115,604	40,461	(305)		(12,003)		143,757	
Income tax expense	22,137	$ 8,684	(73)		(1,739)	5(e)	29,009	
Net earnings	$ 93,467	$ 31,777	$ (232)		(10,264)		$ 114,748	
Net earnings (losses) attributable to noncontrolling interests	183	$ -	-		-		183	
Net earnings attributable to EnerSys stockholders	$ 93,284	$ 31,777	$ (232)		(10,264)		$ 114,565	
Net earnings per share:								
Basic	$ 2.22						$ 2.65	5(f)
Diluted	$ 2.19						$ 2.61	5(f)
Dividends per common share	$ 0.35						$ 0.35	5(f)
Weighted-average number of common shares outstanding:								
Basic	42,073,015						43,250,645	5(f)
Diluted	42,673,844						43,851,474	5(f)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended March 31, 2018 (1)
(amounts in thousands, except per share data)

	EnerSys year end 3/31/2018 historical	Combined Alpha Group	Eliminations	Pro Forma Adjustments	Pro Forma Combined
Net sales	2,581,891	$ 539,396	$ (30,551) 5(a)	-	3,090,736
Cost of good sold	1,921,494	$ 352,107	(26,507) 5(a)	-	2,247,094
Inventory adjustment relating to exit activities	3,457	$ -	$ -	-	3,457
Gross Profit	656,940	187,289	(4,044)	-	840,185
Operating expenses	382,077	$ 152,094	$ -	10,450 5(b)	544,621
Restructuring charges	5,481	$ -	$ -	-	5,481
Operating earnings	$ 269,382	$ 35,195	$ (4,044)	(10,450)	$ 290,083
Interest expenses, net	25,001	$ 4,779	$ -	16,544 5(c)	46,324
Other (income) expense, net	6,055	$ 1,178	$ -	1,613 5(d)	8,846
Earnings before income taxes	238,326	29,238	(4,044)	(28,607)	234,913
Income tax expense	118,493	$ 7,334	$ (1,377)	(7,534) 5(e)	116,916
Net earnings	$ 119,833	$ 21,904	$ (2,667)	$ (21,073)	$ 117,997
Net earnings (losses) attributable to noncontrolling interests	239	$ -	$ -	-	239
Net earnings attributable to EnerSys stockholders	$ 119,594	$ 21,904	$ (2,667)	$ (21,073)	$ 117,758
Net earnings per share:					
Basic	$ 2.81				$ 2.69 5(f)
Diluted	$ 2.77				$ 2.66 5(f)
Dividends per common share	0.70				$ 0.70 5(f)
Weighted average number of common shares outstanding:					
Basic	42,612,036				43,789,666 5(f)
Diluted	43,119,856				44,297,486 5(f)

(1) The unaudited pro forma condensed combined statement of income for the 12 months ended March 31, 2018 includes the historical results of ATS, AAII, ATL, TCS Hong Kong, AlphaTec China, and TCS Bahamas for the fiscal year ended December 31, 2017 and includes the historical results of ATI for the fiscal year ended June 30, 2018. We did not recast ATS's, AAII's, ATL's, TCS Hong Kong's, AlphaTec China's, TCS Bahamas's, and ATI's fiscal year ends because they differ by 93 days or less than the Company's fiscal year end.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (in thousands, except share and per share amounts) 1. Basis of Pro Forma Presentation The unaudited pro forma condensed combined financial information presents the pro forma results of operations of the combined companies based upon the historical information after giving effect to the Transaction, the Incremental Term Loan Lender Joinder Agreement, Increase Agreement and First Amendment to Credit Agreement (the “Credit Agreement Amendment”), and adjustments described in these notes. The unaudited pro forma balance sheet is presented as if the Transaction had occurred on September 30, 2018; and the unaudited pro forma condensed combined statements of income for the six months ended September 30, 2018 and the year ended March 31, 2018, give effect to the Transaction as if it occurred on April 1, 2017. 2. Preliminary Purchase Price Allocation The business combination is reflected in the unaudited pro forma condensed combined financial information as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations, with the Company being the accounting acquirer. ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the business combination be measured at the closing date of the business combination at the then current market price. Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. For the six months ended September 30, 2018, the Company incurred $2,168 of acquisition-related costs. These costs are considered to be directly related to the Transaction and are not expected to have a continuing impact and therefore have been excluded from the unaudited pro forma condensed combined statements of income. The following table summarizes the preliminary fair values assigned to the assets acquired and liabilities assumed and resulting goodwill. These values are not yet finalized and are subject to change, which could be significant. The amounts recognized will be finalized as the information necessary to complete the analyses is obtained, but no later than December 7, 2019 or one year from the Transaction date (“the measurement period”). The preliminary allocation of purchase price, as if the Transaction had occurred on September 30, 2018 was as follows:

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

The following table summarizes the estimated fair value of Alpha's identifiable intangible assets and the initial assessment of their respective estimated lives:

	Type	Life in Years		Fair Value
Trademarks	Indefinite-lived	Indefinite	$	88,849
Customer relationships	Finite-lived	13		188,805
Technology	Finite-lived	10		41,780
Total identifiable intangible assets			$	319,434

The preliminary purchase price of the acquisition has been allocated to the Company's tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition date fair values. The excess of the purchase price over the net tangible and intangible assets is recorded to goodwill. Estimated goodwill deductible for tax purposes is $42,040. The preliminary allocation of purchase price is based upon a valuation undertaken by the Company and is subject to change during the measurement period. The initial accounting for the acquisition is incomplete pending final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed.

3. Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in EnerSys' audited financial statements as of and for the fiscal year ended March 31, 2018. The pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of the Alpha Group to those of EnerSys as the Company is still in the process of conforming the accounting policies of the Alpha Group to those of EnerSys.

EnerSys adopted ASC 606, Revenue from Contracts with Customers ("ASC 606") on April 1, 2018, while the Alpha Group had not yet adopted ASC 606 as of the Transaction as they are private companies. To conform with the acquirer's accounting policy, adjustments were made to the Alpha Group's historical balance sheet as of September 30, 2018 and the historical statement of income for the six months ended September 30, 2018 to reflect the impact of adoption and ongoing effects of the accounting treatment of ASC 606. The adoption of ASC 606 by the Alpha Group did not have a material impact on the unaudited pro forma financial statements.

4. Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2018

This note should be read in conjunction with Note 1. Basis of Pro forma Presentation; Note 2. Preliminary Purchase Price Allocation; and Note 5. Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income for the six month period ended September 30, 2018 and for the year ended March 31, 2018. Adjustments included in the column under the heading 'Pro Forma Adjustments" and "Eliminations" represent the following:

A. Represents the elimination of accounts receivable and accounts payable of $4,355 between EnerSys and the Alpha Group that were related to sales in the normal course of business.

B. Represents the intercompany profit release on EnerSys' margin of finished goods in the Alpha Group's inventory.

C. Represents the use of the Company's cash balance, after reflecting the debt financing used to fund a portion of the purchase consideration.

		September 30, 2018
Cash proceeds from financing	$	450,000
Cash consideration paid for the Alpha Group		(650,000)
Deferred financing fees to be paid		(751)
Transaction costs to be paid		(12,360)
Estimated adjustment to cash and cash equivalents	$	(213,111)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (in thousands, except share and per share amounts) D. Represents the preliminary fair value adjustment to inventory of $16,244. Finished goods were valued at estimated selling prices less the sum of estimated costs of disposal and reasonable profit allowance for selling effort. The preliminary fair value adjustment related to the inventory acquired was not included in cost of goods sold pro forma adjustments as they will not have a continuing impact on the operations of the combined business. E. Represents an adjustment of $4,722 to property, plant and equipment to reflect the preliminary estimated fair value. F. The preliminary purchase price related to the transaction has been allocated to the Company's tangible and identifiable intangible assets acquired and net liabilities assumed, based on their estimated acquisition date fair values. The excess of purchase price over the net tangible & intangible assets is recorded to goodwill. The pro forma adjustment for goodwill was calculated as follows: September 30, 2018 Total goodwill associated with the Transaction $ 350,304 Eliminate goodwill associated with the Alpha Group (8,594) Estimated goodwill pro forma adjustment $ 341,710 G. The estimated fair value of the Alpha Group’s identifiable intangible assets acquired as part of the Transaction are as follows: September 30, 2018 Estimated fair value of identifiable intangible assets acquired $ 319,434 Eliminate intangible assets associated with the Alpha Group (1,612) Estimated identifiable intangible assets pro forma adjustment $ 317,822 H. Represents the reclassification of transaction costs of $2,168 that were accrued for as of September 30, 2018 to reduce cash (included as part of transaction costs paid in 4C). I. Represents an adjustment to record an indemnification receivable of $6,000 in accordance with the terms of the Agreement. J. Represents an adjustment for borrowings of $449,249 to fund the Transaction, which are net of unamortized debt issuance costs of $751. K. Represents an adjustment of $61,714 to record the deferred tax impact related to the Transaction. L. Represents the elimination of the Alpha Group’s historical common stock, additional paid-in-capital, and accumulated other comprehensive loss. M. Represents an adjustment to record consideration transferred in connection with the Transaction of 1,177,630 shares of EnerSys common stock. N. Represents an adjustment to eliminate the Alpha Group’s historical retained earnings of $151,306 and to record the estimated additional acquisition costs not previously accrued for of $10,192 which is projected to be incurred after September 30, 2018.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

5. Pro forma adjustments to the unaudited Pro Forma Condensed Combined Statements of Income for the six month period ended September 30, 2018 and for the year ended March 31, 2018

This note should be read in conjunction with Note 1. Basis of Presentation; Note 2. Preliminary Purchase Price Allocation; and Note 4. Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2018. Adjustments included in the column under the heading 'Pro Forma Adjustments" and "Eliminations" represent the following:

A. Represents an adjustment to eliminate sales and cost of goods sold between EnerSys and the Alpha Group of $28,232 and $27,927, respectively, for the six month period ended September 30, 2018 and $30,551 and $26,507, respectively, for the year ended March 31, 2018. These sales were in the normal course of business.

B. Operating expenses are adjusted as follows:

	Six months ended September 30, 2018	Year ended March 31, 2018
Eliminate EnerSys and Alpha Group transaction costs incurred	$ (3,769)	$ (1,777)
Eliminate expenses related to excluded assets	(3,396)	(6,895)
Eliminate Alpha Group historical intangible asset amortization expense	(989)	(1,979)
Estimated transaction-related intangible asset amortization expense(*)	9,351	18,701
Estimated transaction-related property, plant and equipment depreciation expense (**)	1,200	2,400
Estimated adjustment to operating expenses	$ 2,397	$ 10,450

(*) Assumes an estimated $230,585 of finite-lived intangibles and a weighted average amortization period of approximately 12.5 years (see Note 2. Preliminary Purchase Price Allocation).

(**) Assumes straight-line depreciation of the estimated fair value adjustment over a weighted average life of 2 years.

C. The Company estimates interest expense to increase for the following:

	Six months ended September 30, 2018	Year ended March 31, 2018
Additional interest expense associated with the issuance of approximately $450,000 of debt to partially fund the Transaction through the Credit Agreement Amendment with an assumed interest rate of approximately 3.7% (**)	$ 9,848	$ 16,650
Amortization of debt issuance costs of $751 associated with the Credit Agreement Amendment entered into to fund the Acquisition	94	192
Eliminate interest expense incurred by Alpha Group related to liabilities excluded as part of the Transaction	(163)	(298)
Total incremental interest expense	$ 9,779	$16,544

(**) If interest rates were to increase or decreased by 0.125% from the floating rates assumed in estimating this pro forma adjustment to interest expense, pro forma interest expense would increase or decrease by approximately $281 in the six months ended September 30, 2018 and $562 for the year ended March 31, 2018.

D. Represents an adjustment to eliminate other income and expenses related to the assets and liabilities excluded as part of the Transaction.

E. The Company is still in the process of evaluating the current and deferred tax implication of the Transaction. The pro forma tax expense

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (in thousands, except share and per share amounts) for the adjustments recorded were calculated utilizing the statutory rates for the entities where the cost would be incurred. The effective tax rate of the combined entity could be different depending on post-acquisition activities. F. Represents the pro forma basic and diluted net earnings per share attributable to EnerSys stockholders calculated using the historical weighted average shares of EnerSys’ common stock outstanding and additional EnerSys equity issued in conjunction with the Transaction, if deemed dilutive.